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                          THE GOLDMAN SACHS GROUP, INC.



                           MEDIUM-TERM NOTES, SERIES B

                              7.35% NOTES DUE 2009

                                 TERMS AGREEMENT
                                 ---------------


                                                              September 22, 1999

Goldman, Sachs & Co.
Banc of America Securities LLC
Chase Securities Inc.
Deutsche Bank Securities Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
McDonald Investments Inc., A KeyCorp Company
Merrill Lynch, Pierce, Fenner & Smith Incorporated
PaineWebber Incorporated
Salomon Smith Barney Inc.
Muriel Siebert & Co., Inc.
Utendahl Capital Partners, L.P.
Wachovia Securities, Inc.,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

         The Goldman Sachs Group, Inc. (the "Company") proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated May 19, 1999 (the "Distribution Agreement"), between the Company on the one hand and Goldman, Sachs & Co. and any other party acting as Agent thereunder on the other, to issue and sell to each of the Underwriters listed in the Schedule hereto (the "Underwriters") the securities specified in the Schedule hereto (the "Purchased Securities"). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Company, of offers to purchase Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the





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solicitation of offers to purchase Securities from the Company, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in
Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities. All references in the Distribution Agreement (insofar as they are relevant to this Terms Agreement) and in this Terms Agreement to the "Prospectus as amended or supplemented" shall be deemed to mean the Prospectus, dated May 18, 1999, as supplemented by Prospectus Supplement B, dated July 9, 1999, Prospectus Supplement C, dated September 21, 1999, and Prospectus Supplement No. 41, dated September 22, 1999. All other capitalized and undefined terms used herein have the meanings assigned to them in the Distribution Agreement.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to Goldman, Sachs & Co. is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and the Underwriters agree severally to purchase from the Company, the Purchased Securities, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.


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         If the foregoing is in accordance with your understanding, please sign and return to us 5 counterparts hereof, and upon acceptance hereof by Goldman, Sachs & Co., on behalf of each of the Underwriters, this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that Goldman, Sachs & Co.'s acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of Goldman, Sachs & Co. as to the authority of the signers hereof.


                                      Very truly yours,


                                      The Goldman Sachs Group, Inc.



                                      By:  /s/ Dan H. Jester
                                           -----------------------------------
                                           Name:  Dan H. Jester
                                           Title: Vice President and Treasurer

Accepted in New York, New York,
 as of the date hereof:

    /s/ Goldman, Sachs & Co.
  ----------------------------------
         (Goldman, Sachs & Co.)
       On behalf of each Underwriter




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                                                                     SCHEDULE I


Title of Purchased Securities:
         Medium-Term Notes, Series B
         7.35% Notes due 2009
Aggregate Principal Amount:
         $ 1,000,000,000
Price to Public:  99.852%
Purchase Price by the Underwriters:
         99.402% of the principal amount of the Purchased Securities, plus accrued interest, if any, from September 29, 1999
Method of and Specified Funds for Payment of Purchase Price:
         By wire transfer to a bank account specified by the Company in immediately available funds
Indenture:
         Indenture, dated as of May 19, 1999, between the Company and The Bank of New York, as Trustee
Time of Delivery:  September 29, 1999
Closing Location for Delivery of Securities:
         125 Broad Street New York, New York 10004
Maturity:
         October 1, 2009
Interest Rate:
           7.35%
Interest Payment Dates:
         Every April 1 and October 1
Redemption Provisions:

         The Purchased Securities may be redeemed as a whole at 100% of their principal amount, together with accrued interest to the redemption date, at the option of the Company upon not less than 30 nor more than 60 days' notice, upon a change in United States laws or regulations affecting taxation which causes the Company to be obligated to pay additional amounts to United States alien holders in respect of the Purchased Securities.

Obligation to Make Additional Payments:

         The Company will pay to United States alien holders such additional amounts so that every net payment on the Purchased Securities, after deduction of withholding for or on account of any present or future tax, assessment or other governmental charge imposed by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in the Purchased Securities.

Documents to be Delivered:

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         The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:
         (1)  The opinion or opinions of counsel to the Agents referred to in
              Section 4(h).
         (2)  The opinion of counsel to the Company referred to in Section 4(i).
         (3)  The accountants' letter referred to in Section 4(j).
         (4)  The officers' certificate referred to in Section 4(k).

Underwriters:


                                                                 PRINCIPAL
                                                                 AMOUNT OF
                                                                 SECURITIES
                                                                   TO BE
                              UNDERWRITER                        PURCHASED
                              -----------                        ---------

Goldman, Sachs & Co.                                       $     793,750,000
Banc of America Securities LLC                                    18,750,000
Chase Securities Inc.                                             18,750,000
Deutsche Bank Securities Inc.                                     18,750,000
Donaldson, Lufkin & Jenrette Securities Corporation               18,750,000
McDonald Investments Inc., A KeyCorp Company                      18,750,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated                18,750,000
PaineWebber Incorporated                                          18,750,000
Salomon Smith Barney Inc.                                         18,750,000
Muriel Siebert & Co., Inc.                                        18,750,000
Utendahl Capital Partners, L.P.                                   18,750,000
Wachovia Securities, Inc.                                         18,750,000


Total                                                         $1,000,000,000
                                                              ==============




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